Exhibit 99.1

Onconova Therapeutics Regains Compliance with Nasdaq Continued
Listing Requirement

NEWTOWN, Pa., February 24, 2021 (GLOBE NEWSWIRE) – Onconova Therapeutics, Inc. (NASDAQ: ONTX) (“Onconova”), a biopharmaceutical company focused on discovering and developing novel products for patients with cancer, announces receipt of notification from Nasdaq that the Company has regained compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2) because the Company’s common stock had a closing price of at least $1.00 per share for a minimum 10 consecutive business days. As previously reported, the Company was granted until April 5, 2021 to meet this requirement.

Steven Fruchtman, M.D., President and Chief Executive Officer of Onconova Therapeutics, said, “We are pleased that we have regained compliance with Nasdaq’s minimum bid requirement for continued listing of our stock. We appreciate the investor support and confidence we have seen recently. 2021 will continue to be a decisive year for Onconova as ON 123300 enters the clinic in the U.S. in a Phase 1 trial, and we are on target to initiate this trial in patients with advanced cancer in the next few months.”

About Onconova Therapeutics, Inc.

Onconova Therapeutics is a biopharmaceutical company focused on discovering and developing novel products to treat cancer. The Company has proprietary targeted anti-cancer agents designed to disrupt specific cellular pathways that are important for cancer cell proliferation.

Onconova’s novel, proprietary multi-kinase inhibitor ON 123300 is planned to begin a dose-escalation and expansion Phase 1 trial in the U.S. in the first half of 2021, and a dose-escalation and expansion Phase 1 trial is currently underway in China. Onconova’s product candidate oral rigosertib is currently in a dose-escalation and expansion Phase 1 investigator-initiated study targeting patients with KRAS+ lung adenocarcinoma in combination with nivolumab. In addition, Onconova has commenced preclinical work investigating rigosertib in COVID-19. For more information, please visit www.onconova.com.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. These statements relate to Onconova’s expectations regarding the registered direct offering, its patents and clinical development plans including [patient enrollment timelines and] indications for its product candidates. Onconova has attempted to identify forward-looking statements by terminology including "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes. Although Onconova believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the success and timing of Onconova's clinical trials and regulatory agency and institutional review board approvals of protocols, Onconova’s ability to continue as a going concern, the need for additional financing, Onconova’s collaborations, market conditions and those discussed under the heading "Risk Factors" in Onconova's most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements contained in this release speak only as of its date. Onconova undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Avi Oler

Onconova Therapeutics, Inc.

267-759-3680

ir@onconova.us

https://www.onconova.com/contact/

Investor Contact:

LHA Investor Relations

Kim Sutton Golodetz

212-838-3777

kgolodetz@lhai.com

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